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                                                                    Exhibit 23.2


                               October 10, 1997

Board of Directors
Yonkers Financial Corporation
6 Executive Plaza
Yonkers, NY  10701

Gentlemen:

         We hereby consent to the inclusion of our opinion as Exhibit 5 of this Registration Statement on Form S-8. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                       Very truly yours,

                                       /s/ Silver, Freedman & Taff, L.L.P.

                                       SILVER, FREEDMAN & TAFF, L.L.P.